EXHIBIT 99.1

Tech Data Corporation Request for Continued Listing Granted by NASDAQ Panel

CLEARWATER, Fla., Dec. 9, 2013 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") announced that on December 6, 2013, the NASDAQ Listing Qualifications Panel informed the Company that its request for continued listing on The NASDAQ Stock Market until March 27, 2014 was granted.

The Company must regain compliance with all applicable requirements for continued listing on The NASDAQ Stock Market, including filing its outstanding annual and periodic reports with the Securities and Exchange Commission ("SEC") on or prior to March 27, 2014. The Company is working toward becoming current with its SEC reports prior to the March date.

Forward-Looking Statements

The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's expectation of regaining compliance with all SEC filing requirements and NASDAQ Stock Market listing requirements on or prior to March 27, 2014. These statements are subject to risks and uncertainties, including the risk that additional information relating to the scope of the improprieties may arise during our ongoing review in connection with the pending restatement, the risk that the process of preparing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of certain financial statements and the ramifications of the Company's potential inability to timely file required periodic reports. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release, and the Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value-added services enable 120,000 resellers in more than 100 countries to efficiently and cost effectively support the diverse technology needs of end users. To learn more, visit www.techdata.com.

CONTACT: Jeffery P. Howells
         Executive Vice President and
         Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com)

         Arleen Quinones
         Vice President, Investor Relations and Shareholder Services
         727-532-8866 (arleen.quinones@techdata.com)